CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated
December 18, 1997, which is incorporated by reference in this Registration Statement (Form N-1A 33-44254) of Dreyfus Premier International Growth
Fund, Inc.





                                        ERNST & YOUNG LLP


New York, New York
February 23, 1998